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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, and Prospectus of Healtheon/WebMD Corporation and the related Proxy Statement of OnHealth Network Company for the registration of 4,717,859 shares and to the inclusion therein of our report dated January 29, 1999, with respect to the consolidated financial statements of Envoy Corporation as of December 31, 1998 and for each of the two years in the period ended December 31, 1998.

                                                           /s/ ERNST & YOUNG LLP

Nashville, Tennessee
July 27, 2000